ADVANCED SERIES TRUST

AMENDMENT NO. 13 TO MANAGEMENT AGREEMENT

Amendment No. 13 to Management Agreement made this 2nd day of December, 2024, by and between Advanced Series Trust (AST), on behalf of each series listed on Schedule A hereto (collectively, the Portfolios) and PGIM Investments LLC (PGIM Investments or the Manager).

WHEREAS, the Manager has entered into a Management Agreement (the Management Agreement) dated February 25, 2013 with AST for the Portfolios, as amended from time to time, pursuant to which PGIM Investments acts as Manager of AST; and

WHEREAS, AST and the Manager have mutually agreed to revise Schedule A of the Management Agreement in order to include the AST Bond Portfolio 2036 as a new series of AST (the New Portfolio), and whereby the New Portfolio compensates the Manager for the services provided by the Manager to the New Portfolio under the Management Agreement; and

NOW THEREFORE, the parties mutually agree as follows:

1.  The management fee rate schedule for the Portfolios appearing in Schedule A of the Management Agreement is hereby deleted in its entirety and is replaced with the attached Schedule A.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

ADVANCED SERIES TRUST

By: /s/ Timothy Cronin
Name: Timothy Cronin
Title:   President

PGIM INVESTMENTS LLC

By: /s/ Timothy Cronin
Name: Timothy Cronin

Title:  Senior Vice President

ADVANCED SERIES TRUST Schedule “A”
Portfolio	Contractual Fee Rate
AST Bond Portfolio 2026*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Bond Portfolio 2027*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Bond Portfolio 2028*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Bond Portfolio 2029*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Bond Portfolio 2030*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Bond Portfolio 2031*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Bond Portfolio 2032*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Bond Portfolio 2033*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Bond Portfolio 2034*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Bond Portfolio 2035*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Bond Portfolio 2036*

0.4925% of average daily net assets to $500 million;
0.4725% on next $4.5 billion of average daily net assets;
0.4625% on next $5 billion of average daily net assets;
0.4525% over $10 billion of average daily net assets

AST Target Maturity Central Portfolio**	0.00% of average daily net assets
AST PGIM Fixed Income Central Portfolio+	0.00% of average daily net assets
AST T. Rowe Price Fixed Income Central Portfolio++	0.00% of average daily net assets
AST J.P. Morgan Fixed Income Central Portfolio+++	0.00% of average daily net assets
AST Global Bond Portfolio (formerly, AST Wellington Management Global Bond Portfolio)

0.64% of average daily net assets to $300 million;
0.63% on next $200 million of average daily net assets;
0.62% on next $250 million of average daily net assets;
0.61% on next $2.5 billion of average daily net assets;
0.60% on next $2.75 billion of average daily net assets;
0.57% on next $4 billion of average daily net assets;
0.55% over $10 billion of average daily net assets

*The assets for each of AST Bond Portfolio 2024, AST Bond Portfolio 2025, AST Bond Portfolio 2026, AST Bond Portfolio 2027, AST Bond Portfolio 2028, AST Bond Portfolio 2029, AST Bond Portfolio 2030, AST Bond Portfolio 2031, AST Bond Portfolio 2032, AST Bond Portfolio 2033, AST Bond Portfolio 2034, AST Bond Portfolio 2035, AST Bond Portfolio 2036 (collectively, the AST Target Maturity Bond Portfolios) and AST Investment Grade Bond Portfolio are aggregated for purposes of determining the fee rate applicable to each Portfolio.

** Each of the Target Maturity Bond Portfolios invests in the AST Target Maturity Central Portfolio. PGIM Investments LLC will be compensated for services provided to the AST Target Maturity Central Portfolio pursuant to Investment Management fee for each of the AST Target Maturity Bond Portfolios that invest in the AST Target Maturity Central Portfolio.

+ Certain Asset Allocation Portfolios (the Investing Portfolios) invest in the AST PGIM Fixed Income Central Portfolio. PGIM Investments LLC will be compensated for services provided to the AST PGIM Fixed Income Central Portfolio pursuant to Investment Management fee for each of the applicable Investing Portfolios that invest in the AST PGIM Fixed Income Central Portfolio.

++ Certain Asset Allocation Portfolios (the Investing Portfolios) invest in the AST T. Rowe Price Fixed Income Central Portfolio. PGIM Investments LLC will be compensated for services provided to the AST T. Rowe Price Fixed Income Central Portfolio pursuant to Investment Management fee for each of the applicable Investing Portfolios that invest in the AST T. Rowe Price Fixed Income Central Portfolio.

+++ Certain Asset Allocation Portfolios (the Investing Portfolios) invest in the AST J.P. Morgan Fixed Income Central Portfolio. PGIM Investments LLC will be compensated for services provided to the AST J.P. Morgan Fixed Income Central Portfolio pursuant to Investment Management fee for each of the applicable Investing Portfolios that invest in the AST J.P. Morgan Fixed Income Central Portfolio.

As of December 2, 2024